Exhibit 99.4

LETTER TO CLIENTS OF BROKERS, DEALERS,

COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

Offer To Exchange

Warrants to Acquire Shares of Class A Common Stock

of

AlTi Global, Inc.

for

Shares of Class A Common Stock of AlTi Global, Inc.

and Consent Solicitation

THE OFFER AND CONSENT SOLICITATION (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON JUNE 2, 2023 OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND. THE WARRANTS (AS DEFINED BELOW) OF THE COMPANY TENDERED PURSUANT TO THE OFFER AND CONSENT SOLICITATION MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW). CONSENTS MAY BE REVOKED ONLY BY WITHDRAWING THE TENDER OF THE RELATED WARRANTS AND THE WITHDRAWAL OF ANY WARRANTS WILL AUTOMATICALLY CONSTITUTE A REVOCATION OF THE RELATED CONSENTS.

May 5, 2023

To Our Clients:

Enclosed for your consideration are the Prospectus/Offer to Exchange dated May 5, 2023 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth in an offer by AlTi Global, Inc., a Delaware corporation (the “Company,” “we,” “our” and “us”), to each holder of the Company’s warrants (“Warrant Holder”) to receive 0.25 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) in exchange for each Warrant (as defined below) of the Company tendered by the Warrant Holder and exchanged pursuant to the offer (the “Offer”). The Offer is made solely upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. The Offer will expire at one minute after 11:59 p.m., Eastern Time, on June 2, 2023, or such later time and date to which the Company may extend the Offer. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”. Defined terms used but not defined in this letter shall have the meanings given to them in the accompanying Prospectus/Offer to Exchange.

The Offer is being made to all holders of the Company’s Warrants. The Warrants sold as part of the units in Cartesian Growth Corporation’s (“Cartesian”) initial public offering on February 23, 2021 (“IPO”) (whether they were purchased in the IPO or thereafter in the open market), are referred to herein as the “Public Warrants.” The Warrants sold as part of the units in a private placement that occurred simultaneously with the IPO are referred to herein as the “Private Warrants.” Each Warrant entitles the holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment. The terms of the Private Warrants are identical to the Public Warrants, except that the Private Warrants are exercisable for cash or on a cashless basis and are not redeemable by the Company, in each case, so long as they are still held by CGC Sponsor LLC or its permitted transferees. The Public Warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ALTIW.” As of April 25, 2023, an aggregate of 19,892,387 Warrants were outstanding, consisting of 10,992,453 Public Warrants and 8,899,934 Private Warrants. Pursuant to the Offer, the Company is offering up to an aggregate of 4,973,096 shares of Class A Common Stock in exchange for all of the Warrants.

Each holder whose Warrants are exchanged pursuant to the Offer will receive 0.25 of shares of Class A Common Stock for each Warrant tendered by such holder and exchanged. Any Warrant Holder that participates in the Offer may tender fewer than all of its Warrants for exchange.

No fractional shares of Class A Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any Warrant Holder who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on Nasdaq on the last trading day of the Offer Period. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered warrants.

Concurrently with the Offer, the Company is also soliciting consents (the “Consent Solicitation”) from holders of the Public Warrants and the Private Warrants to amend that certain Amended and Restated Warrant Agreement, dated as of January 3, 2023 (the “Warrant Agreement”), by and between the Company (formerly known as Cartesian Growth Corporation) and Continental Stock Transfer & Trust Company, which governs all of the Warrants, to: (i) permit the Company to require that each Warrant (including each Private Placement Warrant) that is outstanding upon the closing of the Offer be exchanged for 0.225 shares of Class A Common Stock, which is a ratio 10% less than the exchange ratio applicable to the Offer; (ii) amend the Warrant Agreement to add the definition of “Adjusted Expiration Date” to mean the last day of the Exercise Period of the Warrants, as adjusted, as a result of such mandatory exchange, during which such Warrants held by the registered holder are exercisable for Class A Shares in the event that the Company elects to exchange all of the Warrants (the “Warrant Amendment”). Pursuant to the terms of the Warrant Agreement, amendments, including the proposed Warrant Amendment, require the vote or written consent of holders of at least 65% of the number of the then outstanding Public Warrants and, separately with respect to any amendment to the terms of the Private Warrants or any provision of the Warrant Agreement with respect to the Private Warrants such as the Warrant Amendment, the vote or written consent of at least 65% of the number of the then outstanding Private Warrants.

Parties representing approximately 36.7% of the Public Warrants and 66.3% of the Private Warrants have agreed to tender their Warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to tender and support agreements with us (each, a “Tender and Support Agreement”). Accordingly, if holders of an additional approximately 28.3% of the outstanding Public Warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described in the Prospectus/Offer to Exchange are satisfied or waived, then the Warrant Amendment will be adopted with respect to the Public Warrants. With respect to the Private Warrants, because holders of approximately 66.3% of the Private Warrants have agreed to consent to the Warrant Amendment in the Consent Solicitation, if the other conditions described in the Prospectus/Offer to Exchange are satisfied or waived, then the Warrant Amendment will be adopted with respect to the Private Warrants.

Holders of the Warrants may not consent to the Warrant Amendment without tendering the Warrants in the Offer and holders may not tender such Warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent relating to the Warrants, and therefore by tendering the Warrants for exchange holders will be delivering to us their consent. Holders of Warrants may revoke consent at any time prior to the Expiration Date (as defined below) by withdrawing the Warrants they have tendered in the Offer.

Warrants not exchanged for shares of Class A Common Stock pursuant to the Offer will remain outstanding subject to their current terms or amended terms if the Warrant Amendment is approved. We reserve the right to redeem any of the Warrants, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer and Consent Solicitation, and if the Warrant Amendment is approved, we intend to require the exchange of all outstanding Warrants for shares of Class A Common Stock as provided in the Warrant Amendment.

THE OFFER AND CONSENT SOLICITATION IS NOT MADE TO THOSE HOLDERS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal and Consent, to cause your Warrants to be tendered for exchange pursuant to the Offer and provide consent to the Warrant Amendment.

On the terms and subject to the conditions of the Offer, the Company will allow the exchange of all Warrants properly tendered before the Expiration Date and not properly withdrawn, at an exchange rate of 0.25 shares of Class A Common Stock for each Warrant so tendered.

We are the owner of record of Warrants held for your account. As such, only we can exchange and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal and Consent for your information only; you cannot use it to exchange and tender Warrants we hold for your account, nor to provide consent to the Warrant Amendment.

Please instruct us as to whether you wish us to tender for exchange any or all of the Warrants we hold for your account, on the terms and subject to the conditions of the Offer.

Please note the following:

1.	Your Warrants may be exchanged at the exchange rate of 0.25 shares of Class A Common Stock for every one of your Warrants properly tendered for exchange.

2.

The Offer is made solely upon the terms and conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. In particular, please see “The Offer and Consent Solicitation - General Terms - Conditions to the Offer and Consent Solicitation” in the Prospectus/Offer to Exchange.

3.

By tendering your Warrants for exchange you are concurrently consenting to the Warrant Amendment. You may not consent to the Warrant Amendment without tendering your Warrants in the Offer and you may not tender your Warrants without consenting to the Warrant Amendment.

4.	The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on June 2, 2023, or such later time and date to which the Company may extend.

If you wish to have us tender any or all of your Warrants for exchange pursuant to the Offer and Consent Solicitation, please so instruct us by completing, executing, detaching and returning to us the attached Instructions Form. If you authorize us to tender your Warrants, we will tender for exchange all of your Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on June 2, 2023, or such later time and date to which the Company may extend.

The board of directors of the Company has approved the Offer and Consent Solicitation. However, neither the Company nor any of its management, its board of directors, the dealer manager, the information agent, or the exchange agent for the Offer is making any recommendation as to whether holders of Warrants should tender Warrants for exchange in the Offer and Consent Solicitation. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information included or incorporated by reference in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent, and should consult your own investment and tax advisors. You must decide whether to have your Warrants exchanged and, if so, how many Warrants to have exchanged. In doing so, you should read carefully the information included or incorporated by reference in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

Instructions Form

Offer To Exchange

Warrants to Acquire Shares of Class A Common Stock

of

AlTi Global, Inc.

for

Shares of Class A Common Stock of AlTi Global, Inc.

and Consent Solicitation

The undersigned acknowledges receipt of your letter and the enclosed Prospectus/Offer to Exchange dated May 5, 2023 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer by AlTi Global, Inc. (the “Company”) to each holder of the Company’s warrants (“Warrant Holder”) to receive 0.25 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) in exchange for each Warrant (as defined below) of the Company tendered by the Warrant Holder and exchanged pursuant to the offer (the “Offer”). The Offer is being made to all holders of the Company’s Warrants. The Warrants sold as part of the units in Cartesian Growth Corporation’s (“Cartesian”) initial public offering on February 23, 2021 (“IPO”) (whether they were purchased in the IPO or thereafter in the open market) are referred to herein as the “Public Warrants.” The Warrants sold as part of the units in a private placement that occurred simultaneously with the IPO are referred to herein as the “Private Warrants.” The Public Warrants and Private Warrants are collectively referred to as the “Warrants.” Each Warrant entitles the holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment.

The undersigned hereby instructs you to tender for exchange the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent.

By participating in the Offer, the undersigned acknowledges that: (i) the Offer and Consent Solicitation are made only upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent; (ii) upon and subject to the terms and conditions set forth in the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent, Warrants properly tendered and accepted and not validly withdrawn constitutes the undersigned’s validly delivered consent to the Warrant Amendment; (iii) the Offer will expire at one minute after 11:59 p.m., Eastern Time, on June 2, 2023, or such later time and date to which the Company may extend (the period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period”); (iv) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Prospectus/Offer to Exchange; (v) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (vi) the future value of the shares of Class A Common Stock is unknown and cannot be predicted with certainty; (vii) the undersigned has received and read the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent; and (viii) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains the responsibility solely of the undersigned. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

(continued on following page)

Number of Warrants to be exchanged by you for the account of the undersigned:

* No fractional shares of Class A Common Stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any Warrant Holder who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of our Class A Common Stock on the Nasdaq Capital Market on the last trading day of the Offer Period. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered Warrants. See “The Offer and Consent Solicitation—General Terms”.

** Unless otherwise indicated it will be assumed that all Warrants held by us for your account are to be exchanged.

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